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                                                                       EXHIBIT E

                         CENTERPOINT ENERGY - MONEY POOL
                               SEPTEMBER 30, 2003

INVESTING/BORROWING RATE                6.3711%

                                         PRIOR DAY                               TODAY'S
     COMPANY NAME            CO.CODE     POSITION     (TO CNP)   (FROM CNP)      POSITION
-------------------------------------------------------------------------------------------
CNP                           0002      184,034,423               5,180,000     178,854,423
CE FundingCo                  0051        4,405,000                               4,405,000
CE Houston Electric LLC       0003     (117,189,868)  6,085,000                (111,104,868)
CE International, Inc.        9021        3,685,000                               3,685,000
CE Management Services        0093      (71,060,159)                  3,000     (71,063,159)
CE Products                   0057          250,956                                 250,956
CE Properties                 0056       24,326,663                   1,000      24,325,663
CE Resources Corp.            0016                -                                       -
Texas Genco GP LLC            0356            1,000                                   1,000
Texas Genco LP                0004      (28,579,015)                886,000     (29,465,015)
Texas Genco Holdings          0310          126,000                  15,000         111,000
HI FinCo GP LLC               0049                -                                       -
HI FinCo LP                   0050                -                                       -
RE FinCo II GP, LLC           0163      216,829,042                                       -
RE FinCo II LP                0162     (216,829,042)                                      -
                              ----     ------------   ---------   ---------    ------------
TOTAL POOL ACTIVITY                               -   6,085,000   6,085,000               -
                                       ------------   ---------   ---------    ------------
TOTAL SOURCES                           216,829,042                             211,633,042
                                       ------------                            ------------
TOTAL USES                             (216,829,042)                      -    (211,633,042)
                                       ------------               ---------    ------------
NET                                               -                                       -
                                       ============               =========    ============

                                        PRIOR DAY                              OUTSTANDING
EXTERNAL INVESTMENTS                    INVESTMENT    INVEST     (REDEEM)      INVESTMENT
-------------------------------------------------------------------------------------------
CNP                                         -            -           -              -
CE Resources Corp.                          -            -           -              -
CE Houston Electric                         -            -           -              -
Texas Genco, LP                             -            -           -              -
                                          ---          ---         ---            ---
TOTAL INVESTMENTS                           -            -           -              -
                                          ===          ===         ===            ===

                                              PRIOR DAY       INCREASE        TODAY'S
BANK LOANS                                   OUTSTANDING      (REPAY)       OUTSTANDING       WTD RATE
------------------------------------------------------------------------------------------------------
CNP
Term                        Mat 10/02/03      152,814,000             -      152,814,000      5.62500%
Term                        Mat 03/23/04      600,000,000             -      600,000,000      5.51563%
Term                        Mat 06/04/04      103,000,000             -      103,000,000      5.73438%
Revolver                    Mat 10/02/03       75,000,000             -       75,000,000      5.12500%
Revolver                    Mat 10/07/03                -    90,000,000       90,000,000      5.18750%
Revolver                    Mat 10/08/03       90,000,000             -       90,000,000      5.12500%
Revolver                    Mat 10/14/03       50,000,000             -       50,000,000      5.18750%
Revolver                    Mat 10/17/03       70,000,000             -       70,000,000      5.12500%
Revolver                    Mat 06/23/04      600,000,000             -      600,000,000      5.01563%
Revolver   ABR              CONVERTED 90M
                            FROM ABR TO
                            LIBOR             103,000,000   (77,000,000)      26,000,000      7.00000%
                                            -------------   -----------    -------------      -------
CNP TOTAL                                   1,843,814,000    13,000,000    1,856,814,000      5.32180%
                                            =============   ===========    =============      =======
CERC
Revolver                    ABR                55,000,000             -       55,000,000      5.00000%
                                            -------------   -----------    -------------      -------
CERC TOTAL                                     55,000,000             -       55,000,000      5.00000%
                                            =============   ===========    =============      =======

                                              FACILITY           LOANS
REMAINING CAPACITY UNDER BANK FACILITIES        SIZE          OUTSTANDING       LOCS      REMAINING
----------------------------------------------------------------------------------------------------
CNP Term Loan                                 855,814,000      855,814,000            -            0
CNP Revolver                                1,500,000,000    1,001,000,000   19,321,650  479,678,350
CERC Revolver                                 200,000,000       55,000,000            -  145,000,000
                                            -------------    -------------   ----------  -----------
TOTAL                                       2,555,814,000    1,911,814,000   19,321,650  624,678,350
                                            =============    =============   ==========  ===========